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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ariel Corporation of our report dated February 24, 2000 relating to the consolidated financial statements, which appears in Ariel Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers, LLP



Florham Park, New Jersey
April 4, 2000